SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 17, 2004

CHATTEM, INC.

(Exact name of registrant as specified in its charter)

Tennessee	0-5905	62-0156300
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1715 West 38th Street, Chattanooga, Tennessee 37409

(Address of principal executive offices, including zip code)

(423) 821-4571

(Registrant’s telephone number, including area code)

Item 9. Regulation FD Disclosure.

On February 17, 2004, Chattem, Inc. (the “Company”), a marketer and manufacturer of branded consumer products, announced that, based upon preliminary results, it currently expects earnings per share for its fiscal first quarter ending February 29, 2004 prior to a charge related to its refinancing of debt will exceed the Company’s earlier guidance of $.28-.30. The Company also expects its fiscal first quarter total revenues will exceed prior guidance of $58-60 million.

Chattem cited strong performance by its Selsun Blue® and topical analgesics lines for the results. The Company also stated that it is experiencing better-than-expected initial sales of its Dexatrim® All In One bar.

Chattem expects to release its complete fiscal first quarter 2004 financial results after the market closes on Thursday, March 18, 2004.

In connection with the refinancing of existing debt separately announced on February 13, 2004, the Company expects to record in its first fiscal quarter a non-recurring loss net of taxes from the early extinguishment of debt of $8.3 million, or $.42 per share. Chattem currently expects annual savings on interest expense from its refinancing of debt to be in the range of $.15-.17 per share, based upon expected initial pricing. The Company expects to complete the refinancing by the end of its first fiscal quarter.

In addition, Chattem announced that its board of directors has approved an increase in its previously disclosed stock repurchase authority from $10 million to $20 million.

Paragraph 1 of this Form 8-K constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which contains a safe harbor for forward-looking statements. The Company relies on this safe harbor in making such disclosures. The forward-looking statements are based on management’s current beliefs and assumptions about expectations, estimates, strategies and projections for the Company. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expected or forecasted in such forward-looking statements. The Company undertakes no obligations to update publicly any forward-looking statements whether as a result of new information, future events or otherwise. The risks, uncertainties and assumptions of the forward-looking statements include, but are not limited to, the settlement on acceptable terms of product liability claims relating to the prior existence of PPA in Dexatrim; the availability of Chattem’s $25 million excess product liability coverage to be determined in the rescission and declaratory judgment lawsuit brought by Interstate Fire & Casualty Company (“Interstate”); the lack of availability, limits of coverage and expense related to product liability insurance, including the outcome of the rescission and declaration judgment action filed by Interstate; the reduction of available insurance coverage as proceeds are used to fund any product liability settlements or awards; the possibility of other product liability claims, including claims relating to the prior existence of ephedrine in Dexatrim products or arising from the U.S. Food and Drug Administration’s rule banning the sale of dietary supplements containing ephedra; the ability of the Company to fund liabilities from product liability claims greater than its insurance coverage or outside the scope of insurance coverage; the possible effect of the negative public perception resulting from product liability claims on sales of Dexatrim products without PPA or ephedrine; the impact of brand acquisitions and divestitures; the impact of gains or losses resulting from product acquisitions or divestitures; product demand and market acceptance risks; product development risks, such as delays or difficulties in developing, producing and marketing new products or line extensions; the impact of competitive products, pricing and advertising; the Company’s ability to sell and market Selsun Blue internationally where it has only limited experience and infrastructure; constraints resulting from the financial condition of the Company, including the degree to which the Company is leveraged, debt service requirements and restrictions under indentures and loan agreements; government regulations; risks of loss of material customers; public perception regarding the Company’s products; dependence on third party manufacturers; environmental matters; and other risks described in the Company’s Securities and Exchange Commission filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 17, 2004	CHATTEM, INC.

	By:	/s/ A. Alexander Taylor II
A. Alexander Taylor II
President and Chief Operating Officer